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                                                                  EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS



       We consent to the incorporation by reference in Registration Statement Nos. 33-80505, 33-89664, 33-89666, 333-34327, 333-56435, 333-56433 and 333-26757
on Forms S-8 and Registration Statement Nos. 333-30813, 333-28067, 333-80089, 333-64953 and 333-44507 on Form S-3 and Registration Statement No. 333-46057 on form S-2 of KTI, Inc. and in the related Prospectuses of our reports dated:
March 30, 1999 (except for the second paragraph of Note 8 and the first paragraph of Note 20 as to which the date is may 12, 1999) with respect to the consolidated financial statements and schedule of KTI, Inc. and March 1, 1999 with respect to the financial statements of Penobscot Energy Recovery Company, Limited Partnership, each included in the Annual Report (Form 10-K) of KTI,
Inc. for the year ended December 31, 1998.



                                                   /s/ Ernst & Young LLP


Hackensack, New Jersey
May 13, 1999